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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 1998, included in this Form 10-K for the year ended January 3, 1998, into TJ International, Inc.'s previously filed Form S-8 registration statement (File No. 2-96065); the registration statement on Form S-8 (File No. 2-96821); the registration statement on form S-8 (File No. 2-96964); the registration statement on Form S-8 (File No. 33-4704); the registration statement on Form S-8 (File No. 33-21870); the registration statement on Form S-8 (File No. 33-22186)); the registration statement on Form S-8 (File No. 33-54582); the registration statement on Form S-8 (File No. 333-04713); the registration statement on Form S-8 (File No. 333-18425); the registration statement on Form S-8 (File No. 333-18427); the registration statement on Form S-8 (File No. 333-32659); and the registration statement on Form S-8 (File No. 333-32665).

                               /s/ ARTHUR ANDERSEN LLP
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